NEWS RELEASE

RE:  [ANICOM LOGO]
     6133 N. River Road Suite 410
     Rosemont, IL 60018
     (847) 518-8700
     TRADED: NASDAQ (ANIC)

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For Further Information:

AT THE COMPANY
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Alan Anixter
Chairman of the Board

Scott Anixter
Chairman & CEO

Carl Putnam
President & COO

Don Welchko
VP & CFO

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FOR IMMEDIATE RELEASE
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DATE: WEDNESDAY, AUGUST 14, 1996

Media Contact: Jennifer Johnston
               The Weiser Walek Group
               312/368-1500
               j johnston@weiserwalek.com

     ANICOM, INC. ANNOUNCES STOCK SPLIT AND CALL OF SPECIAL
                     MEETING OF STOCKHOLDERS

     Rosemont, IL, August 14, 1996 -- Anicom, Inc. (Nasdaq: ANIC), a specialist in the sale and distribution of communications related wire, cable, fiber optics and computer network and connectivity products, today announced that, subject to stockholder approval of the number of authorized shares of Common Stock, the Company intends to declare a 2-for-1 stock split effected in the form of a 100% stock dividend. The record date for the stock dividend is scheduled to be October 1, 1996.

     The Company plans to hold a special Meeting of Stockholders on September 25, 1996 to approve an increase in the number of authorized shares of common stock from 10,000,000 shares to 30,000,000 shares in order to provide the Company with additional available shares for the planned stock dividend, as well as future acquisitions and equity financings.

     Anicom is a national leader in the sale and distribution of multimedia technology products. The Company provides products that "interconnect the Internet" and are used in the growing global communications industry.

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